                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 2, 2004 with respect to the consolidated financial statements of RPM International Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2004 and our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Independent Accountants" in the Prospectus.


                                              /s/ CIULLA, SMITH & DALE, LLP
                                              -------------------------------
                                              CIULLA, SMITH & DALE, LLP



Cleveland, Ohio

November 15, 2004